Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K-A-2 of our reports dated November 23, 2021, relating to the financial statements of Trees Portland, LLC and Trees Waterfront LLC as of December 31, 2020 and 2019.

Certified Public Accountants
Lakewood, CO

August 26, 2022